ORANGE-CO, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORANGE-CO, INC.

   The undersigned hereby constitutes and appoints Ben Hill Griffin, III and John R. Alexander, or either of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Orange-co, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida, February 23, 1995 at 10:00 A.M., local time, and at any adjournment thereof.

  The Proxy when properly executed will be voted in the manner directed; if no direction is made with respect to election of directors, this Proxy will be voted FOR the nominees. In their discretion the parties are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

1)  Nomination for election as directors: Ben Hill          (Change of Address/
    Griffin, III; John R. Alexander;                         Comments)
    Richard A. Coonrod;  Paul E. Coury; George W.           ___________________
    Harris, Jr.; W. Bernard Lester; Gene Mooney;            ___________________
    C. B. Myers, Jr.; Thomas H. Taylor, Sr.                 ___________________

   Unless authority is withheld, this Proxy will           (If you have written
   be voted for the election of all nominees.               in the above space,
                                                            please mark the
                                                            corresponding box on
                                                            reverse side of this
                                                            card.)

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

SEE REVERSE SIDE


Reverse side of Proxy Voting Card

Please mark your votes as in this example.      SHARES IN YOUR NAME ________



1. Election of Directors (See Reverse Side)  FOR___   WITHHELD___

  For, except vote withheld from the following nominee(s):

  -------------------------------------------------------

    Change of Address________

    Attend Meeting___________

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 17, 1995 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


SIGNATURE(S)_____________________ DATE______________________

SIGNATURE(S)_____________________ DATE______________________


NOTE: Please sign exactly as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.